Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly of HFactor, Inc. (the “Company”) on Form 10-Q for the three months ending June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gail Levy, Chief Executive Officer and Dawn Cames, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dawn Cames

Dawn Cames

Principal Executive Officer & Acting Principal Financial Officer

/s/ Dawn Cames

Dawn Cames

Principal Executive Officer & Acting Principal Financial Officer

August 14, 2023

A signed original of this written statement required by Section 906 has been provided to HFactor, Inc. and will be retained by HFactor, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.